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                                                                   Exhibit 10(b)




                           16-18 SENTRY PARKWAY WEST
                                  BLUE BELL, PA




                           PURCHASE AND SALE AGREEMENT



                                     BETWEEN



                                 EML ASSOCIATES
                         a New York general partnership

                                    AS SELLER


                                       AND




                         INCOME AND GROWTH FUND II, INC.

                             a Delaware Corporation


                                  AS PURCHASER





                              As of August 20, 1999
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                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of the 20th day of August, 1999 (the "Effective Date"), by and between EML ASSOCIATES, a New York general partnership ( "Seller" ), having a business office at 1290 Avenue of the Americas, New York, New York 10104, and INCOME AND GROWTH FUND II, INC., a Delaware corporation ("Purchaser"), having an office at c/o LaSalle Investment Management Inc., 200 E. Randolph Drive, Chicago, Illinois 60601.

                                   WITNESSETH:


                                    ARTICLE I

                                PURCHASE AND SALE

         1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

             (a) that certain tract or parcel of land situated in Montgomery County, Pennsylvania, more particularly described on Exhibit A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1. 1 being herein referred to collectively as the "Land");

             (b) the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, those certain two (2) office buildings located thereon commonly referred to as 16-18 Sentry Parkway West, Blue Bell, Pennsylvania (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "Improvements");

             (c) all of Seller's right, title and interest in and to all tangible personal property upon the Land or within the Improvements, including specifically, without limitation, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property (excluding cash) used exclusively in connection with the operation of the Land and the Improvements and only as specifically described on Exhibit B attached hereto and made a part hereof (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "Personal Property");

             (d) all of Seller's right, title and interest in and to all agreements listed and described on Exhibit C (the "Lease Schedule") attached hereto and made a part hereof, pursuant to which any portion of the Land or Improvements is used or occupied by anyone other than


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Seller (the property described in clause (d) of this Section 1.1 being herein referred to collectively as the "Leases"); and

             (e) all of Seller's right, title and interest in and to (i) all assignable contracts and agreements (collectively, the "Operating Agreements") listed and described on Exhibit D (the "Operating Agreements Schedule") attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the date of Closing (as such term is defined in Section 4.1 hereof), including specifically, without limitation, all assignable equipment leases listed in Exhibit D, and (ii) all assignable existing warranties and guaranties (expressed or implied) issued to Seller in connection with the Improvements or the Personal Property, the use of the name 16 and 18 Sentry Parkway West but without representation as to whether Seller has any rights in such name, and the hard copies of books and records relating to the operation of the Improvements (the property described in this Section 1.1(e) being sometimes herein referred to collectively as the "Intangibles").

         1.2 Property Defined. The Land, the Improvements, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the "Property."

         1.3. Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to
Article II hereof (herein referred to collectively as the "Permitted
Exceptions").

         1.4 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of TWENTY-NINE MILLION FIFTY THOUSAND DOLLARS ($29,050,000) (the "Purchase Price").

         1.5 Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds through a title company escrow to a bank account designated by Seller in writing to Purchaser prior to the Closing.

         1.6 Earnest Money. Unless Purchaser elects to terminate this Agreement on or before August 24, 1999 pursuant to Section 3.2 of this Agreement, on or before August 26, 1999 Purchaser shall deposit with First American Title Insurance Company (the "Escrow Agent"), having its office at Two Penn Center, Suite 1910, Philadelphia, Pennsylvania 19102, Attention David Feldman, the sum of Five Hundred Thousand Dollars ($500,000) (the "Earnest Money") in good funds, either by certified bank or cashier's check or by federal wire transfer. The Escrow Agent shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions of an escrow agreement entered into among Seller, Purchaser and Escrow Agent simultaneously with the execution of this Agreement. All interest accruing on such sum shall





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become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. Time is of the essence with respect to delivery of the Earnest Money. If Purchaser fails to timely deliver the Earnest Money, Purchaser shall be in default under this Agreement.

         1.7 Independent Contract Consideration. In addition to the Earnest Money, Purchaser shall, concurrently with its execution hereof, deliver to Seller a check in the amount of ONE HUNDRED AND NO/100 DOLLARS ($100.00), which amount Seller and Purchaser agree has been bargained for as consideration for Seller's execution and delivery of this Agreement and Purchaser's right to inspect the Property pursuant to Article III. Such sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.


                                   ARTICLE II

                                TITLE AND SURVEY

         2.1 Title Examination, Commitment for Title insurance. Seller has obtained and delivered at Purchaser's expense, to Purchaser and the surveyor preparing the Survey, from a nationally recognized titled insurance company (the "Title Company"), an ALTA title insurance commitment (the "Title Commitment") covering the Property and a copy of each document referenced in the Title Commitment as an exception to title the Property. Purchaser shall have until August 30, 1999 (the "Title Exam Deadline"), to review the Zoning compliance of the Property, the Survey and the Title Commitment and at Closing, at Purchaser's expense, obtain from the Title Company an Owner's Policy of Title Insurance in the full amount of the Purchase Price pursuant to Section 2.4 hereof. Purchaser acknowledges that its zoning counsel has raised an issue whether the height of the buildings exceed the maximum height permitted by zoning. Purchaser agrees that it will acquire the property subject to the possibility of such height violation without abatement of the Purchase Price and without any claim against Seller arising therefrom.

         2.2 Survey. Seller has obtained and delivered to Purchaser and the Title Company, at the Purchaser's expense, from a surveyor or surveying firm licensed by the state in which the Property is located, a survey of the Property meeting the minimum ALTA standards (the "Survey") reflecting the total area of the Property, the location of all improvements, recorded easements and encroachments, if any, located thereon and other matters of record with respect thereto.



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         2.3 Title Objections: Cure of Title Objections.

             (a) Purchaser shall have until the Title Exam Deadline to notify Seller in writing of such objections as Purchaser may have to any exceptions to title disclosed in the Title Commitment or the Survey. Any item contained in the Title Commitment or matter shown on the Survey to which Purchaser does not object prior to the Title Exam Deadline by timely written notice shall be deemed a Permitted Exception. Time is of the essence with respect to the provisions of this Section 2.3. Purchaser hereby confirms that Purchaser has examined the Title Commitment and has no objection to matters listed on Schedule B-II (other than removal of exception 1 of Schedule B-II) except any objections that may arise therefrom when Purchaser reviews the title exceptions against an updated Survey which Purchaser has ordered.

             (b) In the event Purchaser shall notify Seller of objections to title or matter of survey shown on the Survey prior to the Title Exam Deadline, Seller shall have the right, but not the obligation, to cure such objections; provided, however that Seller shall remove any mortgages or monetary liens of a fixed and ascertainable amount voluntarily created by Seller. Within ten (10) days after receipt of Purchaser's notice of objections, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections which Seller is not obligated to cure hereunder. If Seller elects to attempt to cure, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, Seller shall have until the date of Closing to attempt to remove, satisfy or cure the same and for this purpose Seller shall be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall the adjournment exceed fifteen (15) business days after the date for Closing set forth in Section 4.1 hereof. If Seller elects not to cure any objections specified in Purchaser's notice, or if Seller is unable to effect a cure prior to the Closing (or any date to which the Closing has been adjourned), Purchaser shall have the following options: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or
(ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser as Purchaser's sole remedy; and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Seller notices Purchaser that Seller does not intend to attempt to cure any title objection which Seller is not obligated to cure hereunder, or if, having commenced attempts to cure any objection, Seller later notifies Purchaser that Seller will be unable to effect a cure thereof, Purchaser shall, within five (5) days after such notice has been given, notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (i) or to terminate this Agreement under clause (ii). If Purchaser fails to give timely notice of its election to terminate this Agreement, Purchaser shall be deemed to have elected to terminate this Agreement.



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         2.4 Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser such title to the Property as will enable the Title Company to issue to Purchaser, at Purchaser's expense, an ALTA 1992 Owner's Policy of Title Insurance (the "Title Policy") covering the Property insuring Purchaser as the fee simple owner of the Land, subject to the Permitted Exceptions, in the full amount of the Purchase Price, provided, however, Purchaser agrees to accept title to the Property subject to judgments and unsettled taxes against Seller provided the Title Company insures Purchaser free of such judgments and unsettled taxes but only up to $1,500,000. The Title Policy shall contain such customary endorsements as the Title Company has unconditionally and irrevocably committed to issue during the Inspection Period and for which Purchaser has provided Seller written evidence of the Title Company's commitment prior to the end of the Inspection Period. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:

             (a) the rights of tenants, as tenants only, under the Leases and any new Leases entered into between the Effective Date and Closing and, where required, approved by Purchaser in accordance with the terms of this Agreement;

             (b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

             (c) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or, to the extent to general application, hereafter in effect relating to the Property;

             (d) items appearing of record or shown on the Survey and, in either case, not objected to by Purchaser or waived or deemed to be waived by Purchaser in accordance with Sections 2.3 or 2.5 hereof; and

             (e) any and all assessments becoming liens subsequent to the date hereof not to exceed $100,000, and in addition if at the date hereof the Property or any part thereof shall be or shall have been affected by any assessment or assessments which are payable in installments or may be paid in installments without penalty (other than interest), Seller shall pay all such installments due and payable prior to Closing. Purchaser shall pay all such installments which shall become due and payable or which may be paid without penalty (other than interest) after Closing, except that any installment relating to the current fiscal year (with any interest thereon) shall be apportioned between the parties at Closing.

         2.5 Pre-Closing "Gap" Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement,



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Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title first raised by the Title Company or the Surveyor between
(a) the date which is the earlier of (i) the effective date of Purchaser's Title Commitment referred to above or (ii) the expiration of the Inspection Period, and (b) the date on which the transaction contemplated herein is scheduled to close and which were not created by Purchaser. With respect to any objections to title set forth in such notice which would, in Purchaser's reasonable judgment, adversely affect the fair market value of the Property or an owner's ability to operate the Property as an office building, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser before the expiration of the Inspection Period. If Seller elects to attempt to cure any such matters, the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed thirty (30) days after the date for Closing set forth in Section 4.1 hereof.



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                                   ARTICLE III

                                INSPECTION PERIOD

         3.1 Right of Inspection. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on August 24, 1999 (hereinafter referred to as the "Inspection Period"), Purchaser shall have the right to make a physical inspection of the Property and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, current maintenance and/or management of the Property, including, without limitation, the Leases, lease files, Operating Agreements, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, engineering studies, environmental audits and similar materials, but excluding materials not directly related to the leasing, current maintenance and/or management of the Property such as, without limitation, Seller's internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, elective or confidential information. Purchaser understands and agrees that any on-site inspections of the Property shall be conducted upon at least twenty-four (24) hours' prior written notice to Seller and in the presence of Seller or its representative. Such physical inspection shall not unreasonably interfere with the use of the Property by Seller or its tenants nor shall Purchaser's inspection damage the Property in any respect. Such physical inspection shall not be invasive in any respect (unless Purchaser obtains Seller's prior written consent), and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Following each entry by Purchaser with respect to inspections and/or tests on the Property, Purchaser shall restore the Property to a condition which is as near to its original condition as existed prior to any such inspections and/or tests. Seller shall cooperate with Purchaser in its due diligence but shall not be obligated to incur any liability or expense in connection therewith. Purchaser shall not contact any tenants of the Property without obtaining Seller's prior written consent and shall not disrupt Seller's or Seller's tenants' activities on the Property. Purchaser agrees to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys' fees actually incurred) damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser. Purchaser acknowledges that Purchaser commenced its due diligence review prior to the date of this Agreement, and that August 24, 1999 is a reasonable expiration date for the Inspection Period.

         3.2 Right of Termination. Seller agrees that in the event Purchaser determines (such determination to be made in Purchaser's sole discretion) that the Property is not suitable for its



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purposes, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period. If Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate. Time is of the essence with respect to the provisions of this Section 3.2. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this Section 3.2 and (subject to the provisions of Section 2.5) shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement.

         3.3 No Liens Permitted. Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Seller, express or implied by inference or otherwise, to any party for the performance of any labor or the furnishing of any materials to the Property or any part thereof, nor as giving Purchaser any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any liens against the Property or any part thereof. Prior to permitting any party to enter the Property prior to closing for the purpose of performing any services or supplying any materials for which such party could claim a mechanic's lien against the Property or any part thereof, Purchaser shall cause to be filed in the applicable public filing office, a waiver of mechanic's liens in form satisfactory to Seller by each of the parties performing such work.

         3.4 Materials. During the Inspection Period Seller shall make available to Purchaser at the management office of the Property the following:

                  (i) Copies of plans and specifications and engineering and environmental reports for the Property, to the extent currently in Seller's possession.

                  (ii) Except for the items specifically excluded pursuant to
Section 3.1, the current books and records customarily prepared by or at Seller's request with respect to the Property, including, without limitation, to the extent so prepared, all ledgers, records of income, expense, capital expenditures, utility bills and the most recent property tax bill, and statements of income and expenses for 1997, 1998 and 1999 to date.

                  (iii) Copies of all management, service, maintenance and other contracts currently in force with respect to the Property.

                  (iv) Copies of all Leases and other occupancy agreements currently in force with respect to the Property.

                  (v) Copies of all operating permits and certificates of occupancy issued with respect to the Property to the extent currently in Seller's possession.



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                  (vi) Copies of all lease brokerage agreements, leasing
commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property which have not been previously paid in full (including any future renewal or expansion options contained in the Leases).

                                   ARTICLE IV

                                     CLOSING

         4.1 Time and Place.

             (a) The consummation of the transaction contemplated hereby ("Closing") shall be held at the offices of Wolf, Block, Schorr and Solis-Cohen LLP at 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103 at 10:00 a.m. or, if the parties so agree, through an escrow with the Title Company, on September 30, 1999 or at such earlier date as Seller and Purchaser may mutually agree upon in writing. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions.

             (b) Purchaser can extend the Closing date until up to October 28, 1999 by giving Seller written notice thereof ("Extension Notice") on or before September 24, 1999 and by depositing $500,000, which shall become part of the Earnest Money, with Escrow Agent on the same date as the date of the Extension Notice as an additional deposit.

             (c) Time is of the essence with respect to the Extension Notice, the delivery of $500,000 additional deposit and the date of Closing. The Extension Notice shall set forth the new Closing date which shall be no later than October 28, 1999, and shall confirm that Purchaser has either (i) approved all Tenant Estoppels (hereinafter defined) Purchaser has received prior to the date of the Extension Notice or (ii) waived any deficiency in such Tenant Estoppels.

         4.2 Seller's Obligations at Closing. At Closing, Seller shall:

             (a) deliver to Purchaser a duly executed special warranty deed (the "Deed") in the form attached hereto as Schedule 4.2(a), conveying the Land and Improvements, subject only to the Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;

             (b) deliver to Purchaser a duly executed bill of sale in the form attached hereto as Schedule 4.2(b) conveying the Personal Property;



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             (c) assign to Purchaser, and Purchaser shall assume, the
landlord/lessor interest in and to the Leases by duly executed assignment and assumption agreement in the form attached hereto as Schedule 4.2(c);

             (d) to the extent assignable, assign to Purchaser, and Purchaser shall assume, Seller's interest in the Operating Agreements and the other Intangibles by duly executed assignment and assumption agreement in the form attached hereto as Schedule 4.2(d);

             (e) deliver to Purchaser such Tenant Estoppels (as defined in Section 5.4(b) hereof) as are in Seller's possession;

             (f) join with Purchaser to execute a notice in the form attached hereto as Schedule 4.2(f) which Purchaser shall send to each tenant under each of the Leases informing such tenant of the sale of the Property;

             (g) deliver to Purchaser a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date of Closing (with appropriate modifications of those representations and warranties made in Section 5.1 hereof to reflect any changes therein including, without limitation, any changes resulting from actions under Section 5.4 hereof and violation notices received after the Effective Date or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and
(ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser (as reasonably determined by Purchaser), constitute the non-fulfillment of the condition set forth in Section 4.6(b); if, despite changes or other matters described in such certificate, the Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate.

             (h) deliver to Purchaser such evidence as Purchaser's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

             (i) deliver to Purchaser an affidavit duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act in the form attached hereto as Schedule 4.2(i);



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             (j) deliver to Purchaser the Leases, Operating Agreements and licenses and permits, if any, in the possession of Seller or Seller's agents, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property. So long as Purchaser continues to own the Property, Purchaser shall cooperate with Seller for a period of seven (7) years after Closing in case of Seller's need in response to any legal requirement, a tax audit, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all such instruments, files and records, which right shall survive the Closing;

             (k) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

             (l) deliver to Purchaser evidence of the termination of the existing management and leasing agreements for the Property; and

             (m) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

             (n) a Seller's title affidavit in form reasonably approved by Seller addressed solely to the Title Company.

         4.3 Purchaser's Obligations at Closing. At Closing, Purchaser shall:

             (a) pay to Seller the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 above, it being agreed that at Closing the Earnest Money shall be delivered to Seller and applied towards payment of the Purchase Price;

             (b) join Seller in execution of the instruments described in Sections 4.2(c), 4.2(d), and 4.2(f) above;

             (c) deliver to Seller a letter duly executed by Purchaser in the form attached hereto as Schedule 4.3(c) , confirming that Purchaser is a Real Estate Operating Company under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the regulations promulgated thereunder, and, in the event Purchaser is unable or unwilling to make such a representation, Purchaser shall be deemed to be in default hereunder, and Seller shall have the right to terminate this Agreement and to receive and retain the Earnest Money;



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             (d) deliver to Seller such evidence as Seller's counsel and/or the
Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

             (e) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

         4.4 Credits and Prorations.

             (a) The following shall be apportioned with respect to the Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:

                  (i) rents, if any, as and when collected (the term "rents" as used in this Agreement includes all payments due and payable by tenants under the Leases);

                  (ii) taxes (including personal property taxes on the Personal Property) and assessments levied against the Property;

                  (iii) payments under those Operating Agreements which Purchaser is assuming; Purchaser shall be deemed to have assumed all Operating Agreements unless Purchaser gives Seller written notice prior to expiration of the Inspection Period of any Operating Agreements which Purchaser has elected not to assume;

                  (iv) gas, electricity and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing; and

                  (v) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.

             (b) Notwithstanding anything contained in the foregoing provisions:

                  (i) At Closing, (A) Seller shall, at Seller's option, either deliver to Purchaser any security deposits actually held by Seller pursuant to the Leases as set forth in Exhibit F or credit to the account of Purchaser the amount of such security deposits (to the extent such security deposits are not applied against delinquent rents following Seller's declaration of a default under such tenant Lease or otherwise as provided in the Leases and the Tenant Estoppel confirms such application of the security deposit), and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property to



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the extent they have been assigned to Purchaser or, at Seller's option, Seller shall be entitled to receive and retain such refundable cash and deposits.

                  (ii) Any taxes paid at or prior to Closing which have accrued prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments for the current year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall initially, be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing, which payments shall not be subject to the threshold set forth in Section 5.3(a).

                  (iii) Charges referred to in Section 4.4(a) above which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant to be responsible therefor for the payment of the same. If Seller shall have paid any of such charges on behalf of any tenant subsequent to the Effective Date because failure to make such payment to a third party would violate Seller's obligations to such third party, and shall not have been reimbursed therefor by the time of Closing, Purchaser shall credit to Seller an amount equal to all such charges so paid by Seller but in no event more than $20,000 in the aggregate.

                  (iv) Seller shall receive the entire advantage of any discounts for the prepayment by it of any taxes, water rates or sewer rents.

                  (v) As to gas, electricity and other utility charges referred to in Section 4.4(a)(iv) above, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the Closing. Within forty-five (45) days after Closing, Seller shall furnish Purchaser with evidence of payment thereof except to the extent they are to be paid by tenants.

                  (vi) The Personal Property is included in this sale, without further charge.

                  (vii) Purchaser shall be responsible for the payment of (A) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) (1) as a result of any renewals or expansions of existing

Leases, approved or deemed approved in accordance with Section 5.4 hereof, between the Effective Date and the date of Closing, (2) under any new Leases, approved or deemed approved in accordance with Section 5.4 hereof, entered into between the Effective Date and the date of Closing, and (3) under the lease amendment with Pharmanet Inc. dated July 9, 1999, and (B) all Tenant Inducement Costs and leasing commissions which become due and payable from and after the date of Closing. If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. For purposes hereof, the term "Tenant Inducement Costs" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term "Tenant Inducement Costs" shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the date of Closing. Seller shall be responsible for any Tenant Inducement Costs and Leasing Commissions and shall give Purchaser a credit therefore to the extent unpaid at Closing for new leases or lease renewals or expansions entered into prior to the Effective Date except for the lease amendment with Pharmanet.

             (viii) There shall be no credit at Closing for unpaid and delinquent rent except for delinquent rent which became due in the month in which Closing occurred. Subject to the following sentence, unpaid and delinquent rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that all rent received by Seller or Purchaser shall be applied first to delinquent rent which became due in the month in which Closing occurred, second, to current rentals and then third, to other delinquent rentals, if any, in inverse order of maturity. Purchaser will make a good faith effort after Closing to collect all rents in the usual course of Purchaser's operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. Seller shall not sue any tenant for delinquent rent for 90 days from the Closing date and shall not sue to terminate any lease or evict any tenant. Seller shall remain responsible for adjustments with tenants after Closing for periods prior to calendar year in which Closing occurs. In the event that there shall be any rents or other charges under any Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), then any rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller's portion thereof shall be remitted promptly to Seller by Purchaser.

             (ix) Any lease termination fee or other compensation paid by J & B Software, Inc. to terminate its lease shall be paid entirely to Seller regardless of when paid.

             (x) Without limiting any other post Closing obligation of Purchaser under this Agreement, Purchaser acknowledges and agrees that Purchaser has the obligation to pay all mid term tenant improvement costs under the Leases with Legg Mason Wood Walker, Inc. dated March 12, 1996 as amended January 6, 1996 and Acme-Hardesty Co. dated December 2, 1996.

             (xi) Seller shall have the right, at Seller's option, at any time prior to Closing to enter into a lease termination agreement with Omnia Inc. which will terminate the Omnia Inc lease prior to its scheduled expiration date. In such even Seller shall be entitled to receive all lease termination fees and delinquent rent regardless of whether paid by Omnia Inc. prior to or subsequent to Closing.

             (c) The provisions of this Section 4.4 shall survive Closing.

         4.5 Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction, (b) one-half (1/2) of any escrow fee which may be charged by the Escrow Agent or Title Company, and (c) one-half (1/2) of the realty transfer taxes which became due by reason of the transfer of the Property. Purchaser shall pay (u) the fees of any counsel representing Purchaser in connection with this transaction; (v) the fee for the title examination and the Title Commitment and the premium for the Owner's Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing and the cost of the survey; (w) the fees for recording the deed conveying the Property to Purchaser; (x) one-half (1/2) of any realty transfer tax, which becomes due by reason of the transfer of the Property; and (y) one-half (1/2) of any escrow fees charged by the Escrow Agent or Title Company. All other costs and expenses incidental to this transaction and the closing thereof shall be paid by the party incurring same.

         4.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

             (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.

             (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not adverse to Purchaser as reasonably determined by Purchaser).

             (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

             (d) If J & B Software, Inc. remains in its space subsequent to September 30, 1999 pursuant to its lease termination agreement dated June 30, 1999, Seller shall pay to Purchaser, on a monthly basis, the sum of $222.28 for each day after September 30, 1999 that J and B Software remains in occupancy of its space, which amount shall not be subject to the threshold set forth in
Section 5.3(a), but in no event shall Seller pay such sum for more than 90 days.

             (e) The Title Company issues to Purchaser the Title Policy with the required endorsements referred to in Section 2.4 subject to the Permitted Exceptions.

         4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

             (a) Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement. (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.

             (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

             (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date:

             (a) Organization and Authority. Seller has been duly organized and is validly existing under the laws of New York. Seller has the full right and authority to enter into this Agreement and, subject to the provisions of Section
10.6 hereof, to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so.

             (b) Pending Actions. To Seller's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending or overtly threatened in writing against the Property or the transaction contemplated by this Agreement, which, if adversely determined and not covered by Seller's insurance could individually or in the aggregate have a material adverse effect on title to the Property or any portion thereof or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement.

             (c) Leases. Seller is the lessor or landlord or the successor lessor or landlord under the Leases. Except as set forth in the Lease Schedule, there are no other leases or occupancy agreements to which Seller is a party affecting the Property or any amendments or modifications thereto. Except as otherwise set forth in the Leases or on the Lease Schedule, no presently effective rent concessions have been given to any tenants and no rent has been paid in advance by any tenants respecting a period subsequent to the Closing. Except as may be disclosed on the Lease Schedule, no tenants have asserted in writing directly to Seller (without attribution to Seller of the knowledge of its property manager which is an affiliate of Purchaser) any claims, defenses or offsets to rent accruing from and after the date of Closing. To Seller's knowledge, except as may have been previously disclosed in writing to Purchaser or set forth in the Lease Schedule or in Section 5.4(c) of this Agreement, no material default, delinquency or breach exists on the part of any tenant. There are no material defaults or breaches on the part of the landlord under any Lease. In the event that any Tenant Estoppel delivered to Purchaser with respect to any Lease shall contain any statement of fact, information or other matter which is inconsistent with the matters stated in Seller's representations in this Section 5.1(c), the Tenant Estoppel shall control and Seller shall have no liability for any claim based upon a breach of representation regarding such statement of fact, information or other matter contained in the Tenant Estoppel. Notwithstanding anything to the contrary contained in this Agreement, Seller does not represent or warrant that any particular Lease will be in force or effect at Closing or that the tenants under the Leases will have performed their obligations thereunder. The termination of any Lease prior to Closing by reason of the tenant's default shall not affect the obligations of Purchaser under this Agreement to complete closing in any manner or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Purchaser. The information on the Leases in the Lease Schedule (or actually disclosed in the Leases or other materials delivered or made available to Purchaser prior to the date hereof) is true and complete in all material respects; and no rents due under any of the Leases have been assigned, hypothecated or encumbered by Seller; at the time of Closing, Seller shall have accepted no prepayment of rent under any of the Leases (except for the current month and except for prepayments heretofore agreed to or received as set forth either in the Leases or on the Lease Schedule); that Seller shall not have terminated any of the Leases by agreement with the tenant (except by reason of a default by the tenant thereunder or except for notices given to indicate the landlord's intention not to permit the term of the lease to continue or be renewed for an additional term) and that the copies of the Leases which Seller shall make available to Purchaser during the Inspection Period are true, correct and complete copies thereof in all material respects. Following the expiration of the Inspection Period, Seller shall not terminate a lease by reason of a default by a tenant without the prior written consent of Purchaser which shall not be unreasonably withheld or delayed.

             (d) Lease Brokerage. There are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property as of the Effective Date which would be payable subsequent to Closing other than as disclosed in the Leases, in the Lease Schedule or the Lease files to be made available to Purchaser during the Inspection Period.

             (e) No Violations. To Seller's knowledge, Seller has not received prior to the Effective Date any written notification from any governmental or public authority (i) that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning laws where such violation remains outstanding or (ii) that any work is required to be done upon or in connection with the Property, where such work remains outstanding. A possible violation of the zoning code arising out of the height of the buildings shall not be deemed a breach of this representation and warranty.

             (f) Taxes and Assessments. True and complete copies of the most recent real estate tax bills for the Property received by Seller have been delivered to Purchaser. Seller has not filed and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property.

             (g) Condemnation. To Seller's knowledge, no condemnation proceedings relating to the Property are pending or threatened.

             (h) Insurance. To Seller's knowledge, Seller has not received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Property or any part or component thereof that would materially and adversely affect the insurability of the Property or cause any material increase in the premiums for insurance for the Property that have not been cured or repaired.

             (i) Environmental Matters. Except as set forth in the environmental assessment report dated August 7, 1998, prepared by ATC Associates, a copy of which has been delivered to Purchaser, any other environmental assessment reports in Seller's possession and disclosed to Purchaser during the Inspection Period or as otherwise disclosed to Purchaser, Seller has no knowledge of, and Seller has received no written notification that any governmental or quasi governmental authority has determined, that there are any violations of environmental statutes, ordinances or regulations affecting the Property. As used herein, "Hazardous Substances" means all hazardous or toxic materials, pollutants, contaminants or wastes currently identified as hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as "CERCLA"), as amended, the Superfund Amendments and Reauthorization Act (commonly known as "SARA"), the Resource Conservation and Recovery Act (commonly known as "RCRA"), or any other federal, state or local legislation or ordinances applicable to the Property.

             (j) Assessments. Seller has no knowledge that there are, at the date of this Agreement, any outstanding unpaid municipal assessment notices against the Property and Seller has no knowledge of any threatened municipal or special assessment notices, and that to Seller's knowledge all municipal improvements for the cost for which the Property can be assessed which were completed between the date of Seller's acquisition of title to the Property and the date hereof have been paid in full.

             (k) Operating Agreements. The Operating Agreements Schedule (the "Operating Agreement s Schedule") attached hereto as Exhibit D is a complete and correct list in all material respects of all Operating Agreements in effect, as of the date hereof, with respect to the operation and maintenance of the Property.

         5.2 Knowledge Defined. References to the "knowledge" of Seller shall refer only to the actual knowledge of the Designated Employees (as hereinafter defined) of Lend Lease Real Estate Investments, Inc. ("Lend Lease"), the manager of this asset for Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, Lend Lease or any affiliate of either of them, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or Lend Lease or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employees" shall refer to the following persons:

             (a)      Gary Prugh and

             (b)      Scott Janzen.

         5.3 Survival of Seller's Representations and Warranties. (a) Except as otherwise provided in subsection (b) below, the representations and warranties of Seller set forth in Section 5.1 as updated by the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(g) hereof, shall survive Closing for a period of nine (9) months. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, (b) unless the valid claims for all such breaches collectively aggregate more than One Hundred Thousand Dollars ($100,000), in which event the full amount of such claims shall be actionable, and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said nine (9) month period and an action shall have been commenced by Purchaser against Seller within sixty (60) days after the termination of the survival period provided for above in this Section 5.3. As used herein, the term "Cap" shall mean the total aggregate amount of One Million Dollars ($1,000,000). In no event shall Seller's aggregate liability to Purchaser for breach of any representation or warranty of Seller in this Agreement, the certificate to be delivered by Seller at Closing pursuant to
Section 4.2(g) hereof and for any other claim, cause of action, or liability of any kind, arising out of or relating directly or indirectly to this Agreement (whether in contract, tort or otherwise) exceed the amount of the Cap. Seller shall maintain a net worth greater than the Cap until after the expiration of the nine (9) month survival period. If any claims made by Purchaser under this Agreement prior to the end of the nine (9) month survival period, Seller shall maintain a net worth greater than the lesser of (i) the Cap or (ii) the aggregate amount of the claims.

             (b) Notwithstanding any provision to the contrary set forth in this Agreement, the warranties and representations of Seller set forth in Sections 5.1(c) with respect to Leases for which a Tenant Estoppel is delivered pursuant to Section 5.4(b) and in Sections 5.1(e) and (g) above (all herein called the "Non-Surviving Warranties") shall not survive Closing. Purchaser shall, prior to the Closing, make its own independent investigation and determination as to the truth and accuracy of the Non-Surviving Warranties. If Purchaser shall complete Closing under this Agreement, Purchaser shall be deemed to have conclusively determined that the Non-Surviving Warranties are true and correct, and Purchaser shall be deemed to have waived any claim against Seller by reason of a breach of any of the Non-Surviving Warranties. If Purchaser obtains actual knowledge that any of the surviving warranties or any of the Non-Surviving Warranties are breached prior to the Closing, Purchaser's sole right and remedy shall be to terminate this Agreement by giving to Seller written notice of such termination within ten (10) days after Purchaser acquires actual knowledge of the breach of such warranty. If Purchaser fails to give such written termination notice to Seller within such time period, Purchaser shall be deemed to have waived any right or remedy (including, without limitation, any right under this Agreement to terminate this Agreement) against Seller by reason of the breach of such warranty.

         5.4 Covenants of Seller. Seller hereby covenants with Purchaser as follows:

             (a) Seller shall not enter into any new Operating Agreements or amendments to existing Operating Agreements which cannot be terminated at Closing.

             (b) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof. Purchaser shall accept the Property at the time of Closing in the same condition as the same are as of the date of this Agreement, as such condition shall have changed by reason of normal wear and tear. Without limiting the generality of the foregoing, Purchaser specifically acknowledges that the fact that any portion of the Property or any equipment or machinery therein or any part thereof may not be in working order or condition at the Closing date by reason of normal wear and tear or by reason of its present condition, shall not relieve Purchaser of its obligation to complete Closing under this Agreement and pay the full Purchase Price. Notwithstanding that Seller has no obligation to make any repairs or replacements required by reason of wear and tear or fire or other casualty, Seller may, at its option, make any such repairs and replacements prior to the Closing if Seller believes such repairs and replacements are necessary, desirable or legally required to protect the Property, but Seller shall notify Purchaser if the cost thereof exceeds $25,000 in the aggregate and provide Purchaser with a list of such items at least five days before incurring them except in the case of emergencies. The reasonable cost of such repairs and replacements which is not covered by insurance shall be added to the Purchase Price and shall be payable by Purchaser to Seller at Closing.

             (c) Seller shall use reasonable efforts (but without obligation to incur any cost or expense) to obtain and deliver to Purchaser prior to Closing, a written estoppel certificate in the form of Exhibit E attached hereto and made a part hereof signed by each tenant occupying space in the Improvements. The signed certificates are referred to herein as the "Tenant Estoppels." Notwithstanding the foregoing, Purchaser may terminate this Agreement and have the Earnest Money returned if (i) the Tenant Estoppels do not conform in any material respect with the representations as to the Leases made by Seller to Purchaser in Section 5.1(c) and/or (ii) Seller fails to deliver to Purchaser by Closing Tenant Estoppels from: (A) Liberty Mutual Insurance Group and Pharmanet Inc. (as to both existing space and expansion space except for physical occupancy of and payment of rent for, expansion space not yet available for occupancy by Pharmanet Inc.) (collectively the "Major Tenants") and (B) from such additional tenants that, in the aggregate, including the Major Tenants, Purchaser receives Tenant Estoppels from tenants occupying at least eighty-five percent (85%) of the rentable square feet in the Improvements. Purchaser agrees not to object to (i) any non-material (as determined in Purchaser's reasonable judgment) qualifications or modifications which a tenant may make to the form of Tenant Estoppel and (ii) any modification to a tenant estoppel to conform the Tenant Estoppel to the form of tenant estoppel certificate the tenant is required to give under its lease and (iii) a statement by tenant that it is made to the tenant's knowledge. Purchaser's obligations under this Agreement to complete Closing and pay the Purchase Price shall not be relieved if Seller is unable to obtain any Tenant Estoppel required to be delivered after using its reasonable efforts to obtain it if Seller instead, at Seller's sole option, executes a Tenant Estoppel for such tenant other than a Major Tenant. If any such tenant or tenants does have a claim which would entitle it to set-off the amount of the claim against rent due under the lease and the amount of such claim is ascertainable, Seller shall give Purchaser a credit against the cash portion of the Purchase Price in the amount of the claim(s) up to $50,000 in the aggregate for all such claims, and if the claim(s) exceed $50,000 in the aggregate, Seller has the right, at its sole option, to give Purchaser a credit against the cash portion of the Purchase Price in the amount of the claim; and, in such event, Purchaser shall complete Closing and take subject to such claim. If Seller does not give Purchaser a credit against the cash portion of the Purchase Price, Purchaser may, as its sole remedies, either terminate this Agreement and have the Earnest Money returned or take subject to such claim without seeking reimbursement or contribution from Seller. If Seller has delivered a Seller Tenant Estoppel to Purchaser for one or more tenants and within ninety (90) days following Closing, Seller or Purchaser receives an acceptable Tenant Estoppel from any such tenant reflecting the same information as the Landlord's Tenant Estoppel, then the Landlord's Tenant Estoppel for such tenant shall be deemed null and void. Notwithstanding the foregoing, Purchaser acknowledges that Omnia, Inc. ("Omnia") is currently in default under its lease and Compuware Corporation ("Compuware") has vacated its premises but continues to pay rent. Purchaser waives delivery of a Tenant Estoppel from Omnia and Computerware and agrees not to include the space under those two (2) leases in computing the rentable square feet of the Improvements.

             (d) A copy of any amendment of an existing Lease or of any new Lease which Seller wishes to execute between the Effective Date and the date of Closing will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith specifically identified in writing to Purchaser. In the event Purchaser informs Seller that Purchaser does not approve the amendment of the existing Lease or the new Lease, which approval shall not be unreasonably withheld prior to the expiration of the Inspection Period, Seller shall have the option to cancel this Agreement by written notice thereof to Purchaser within five (5) business days after Seller's receipt of written notice of Purchaser's disapproval thereof, and upon refund and payment of the Earnest Money to Purchaser, neither party shall have any further liability or obligation hereunder. Seller will not exercise this termination right with respect to Purchaser disapprovals occurring after expiration of the Inspection Period. In the event Purchaser fails to notify Seller in writing of its approval or disapproval within the five (5) business day time period for such purpose set forth above, such failure shall be deemed the approval by Purchaser. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including legal fees, incurred by Seller pursuant to an amendment, or a new Lease approved (or deemed approved) by Purchaser provided such costs have been specifically identified in writing to Purchaser prior to its approval.

             (e) Upon written request of Purchaser, Seller will cooperate with Purchaser to provide Purchaser the names and addresses of the general partner of Seller and the general partners of the subtier partners in Seller and their parent companies and other similar information reasonably requested by Purchaser (but excluding the names and addresses of the limited partners of Seller or any limited partners in any subtier partner of Seller) so Purchaser can make its own determination with respect to any ERISA matters relevant to Purchaser, but Seller shall not be required to make any representations or warranties to Purchaser with respect to ERISA. Seller confirms to Purchaser that (i) the limited partnership interests in ML/EQ Real Estate Portfolio LP, Seller's managing venturer, were registered with the Securities and Exchange Commission and then sold publicly, and (ii) the interests in Seller owned by The Equitable Life Assurance Society of the United States are owned for its general account and as of the date hereof less than twenty-five percent 25% of the funds in its general account are assets of "benefit plan investors" as defined by 29 CFR 2510.3-101(f).

         5.5 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:

             (a) Purchaser is a Real Estate Operating Company as defined in ERISA and the regulations promulgated thereunder.

             (b) Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser's obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.

             (c) There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

         5.6 Survival of Purchaser's Representations and Warranties. The representation and warranties of Purchaser set forth in Section 5.5(a) shall survive Closing and shall be a continuing representation and warranty without limitation. All other representations and warranties of Purchaser shall survive Closing for a period of nine (9) months.

         5.7 Covenants of Purchaser. Purchaser hereby covenants with Seller that Purchaser shall, in connection with its investigation of the Property during the Inspection Period, inspect the Property for the presence of Hazardous Substances (as defined in Section 5. 1 (i) hereof). Purchaser hereby assumes full responsibility for such inspections and, except for claims based on representations or warranties contained in Section 5.1(i), irrevocably waives any claim against Seller arising from the presence of Hazardous Substances on the Property. Nothing in this Section 5.7 constitutes a waiver by Purchaser of any representation of Seller under this Agreement.

         5.8 Purchaser Assumption. Purchaser shall be responsible to comply with any notices concerning the existence of an uncorrected violation of law issued by any public authority after the expiration date of the Inspection Period (including any fines, interest or penalties thereon due to non-compliance therewith), and Purchaser shall indemnify, defend and exonerate and save Seller harmless from any claims therefor or any liability, loss, cost or expense arising therefrom, and, if such compliance must occur prior to the date of Closing to protect the Property, or to prevent the imposition of any fine or penalty, Seller may effect such compliance, and the reasonable cost thereof shall be deemed added to the Purchase Price and paid at Closing. Purchaser shall also be responsible for payment of any municipal assessment against the Property which is levied after the date of this Agreement. Purchaser shall have the same obligations to Seller with respect to any such violation notice or municipal assessment made after the date of Closing to the extent that the assessing entity claims that Seller shall have personal liability. Seller shall be responsible to correct any violation of law notices issued to Seller between the Effective Date and the expiration of the Inspection Period, but if the cost of correcting such violation notices exceeds $100,000 in the aggregate, Seller can elect to terminate this Agreement in which even the Earnest Money shall be returned to Purchaser as its sole remedy. Purchaser agrees and confirms that Purchaser has not previously sought, and shall not seek, directly or indirectly to cause or encourage any governmental official to inspect the Property.


                                   ARTICLE VI

                                    DEFAULT

         6.1 Default by Purchaser. If Purchaser defaults under this Agreement for any reason other than Seller's default or the permitted termination of this Agreement by either Seller or

Purchaser as herein expressly provided, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof.

         6.2 Default by Seller. In the event that Seller fails to consummate its obligations under this Agreement for any reason other than Purchaser's default or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller's obligation to execute the documents required to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty (30) days following the date upon which Closing was to have occurred.


                                   ARTICLE VII

                                  RISK OF LOSS

         7.1 Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs prior to Closing or, at Purchaser's option, gives Purchaser a credit, but only to the extent of insurance proceeds received by Seller or recoverable by Seller, at Closing for the cost to repair the damage plus any resulting rent loss. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs but in no event greater than one hundred twenty (120) days. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

         7.2 Major Damage. In the event of a "major" loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards and to any rent loss insurance proceeds relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller's insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

         7.3 Definition of "Major" Loss or Damage. For purposes of Sections 7.1 and 7.2, "major" loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that (a) the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than One Million Dollars ($1,000,000), or (b) any Leases for 18,000 square feet or more in the aggregate have been terminated as a result of such loss or damage and (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property. If Purchaser does not give notice to Seller of Purchaser's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.


                                  ARTICLE VIII

                                   COMMISSIONS

         8.1 Brokerage Commissions.

             (a) In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to Cushman and Wakefield of PA, Inc. (the "Broker") at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker. Each party agrees that should any claim be made for brokerage commissions or finder's fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. Purchaser shall pay any fees due its advisor, LaSalle Investment Management, Inc. or any of its affiliates. The provisions of this paragraph shall survive Closing or earlier termination of this Agreement.

             (b) In consideration of Broker agreeing to reduce its commission by $50,000, Seller agrees to give Purchaser at Closing a $50,000 credit against the Purchase Price.

                                   ARTICLE IX

                             DISCLAIMERS AND WAIVERS

         9.1 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only,
(b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.

         9.2 DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS" EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT

RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. EXCEPT THAT NOTHING IN THIS SECTION 9.1 CONSTITUTES A WAIVER OF ANY REPRESENTATION OF SELLER UNDER THIS AGREEMENT.

         9.3 Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article IX. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.

         9.4 Representation by Counsel. Purchaser acknowledges that Purchaser has been represented by independent legal counsel of Purchaser's selection and Purchaser is granting the release set forth in Section 9.2 of its own violation and after consultation with Purchaser's counsel.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the lenders, investors, employees, consultants, accountants and attorneys of Purchaser provided that such persons agree in writing to treat such data and information confidentially. Notwithstanding the foregoing, neither Purchaser nor its representatives shall be obligated to hold in confidence data or information which is public or which Purchaser received from a third party who is not under a confidentiality obligation to Seller. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Earnest Money to Purchaser, such Earnest Money shall not be returned to Purchaser unless and until Purchaser has fulfilled its obligations to return to Seller the materials described in the preceding sentence. In the event of a breach of threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in party, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach of threatened breach. The provisions of this Section 10.1 shall survive Closing.

         10.2 Public Disclosure. Any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form reasonably approved by Purchaser and Seller and their respective counsel.

         10.3 Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing and except for the provisions of the Closing documents which expressly state that they are to survive Closing.

         10.4 Assignment. Purchaser shall give Seller prior written notice of any proposed assignment of this Agreement or proposed transfer, directly or indirectly, of any stock, partnership or other ownership interest in Purchaser which will affect the control of Purchaser. Such notice shall identify the proposed assignee or transferee and the constituent individuals and/or entities thereof. Such notice shall be accompanied, as the case may be, by the written certification of the proposed assignee in the case of an assignment or by the written certification of Purchaser in the case of a transfer, directly or indirectly, of any stock, partnership or other ownership interest in Purchaser that the Property will not be purchased in whole or part with the assets of an Employee Benefit Plan unless an exemption from ERISA is available. Purchaser shall in addition cause to be delivered to Seller such further information with respect to the proposed assignee or transferee and the constituent individuals and/or entities thereof, including specifically, without limitation, any pension or profit sharing plans related thereto, as Seller may request. Seller's consent to any such assignment or transfer shall not relieve Purchaser of its obligations under this Agreement. Purchaser may not assign its rights under this Agreement to anyone other than a Permitted Assignee (as hereinafter defined) without first obtaining Seller's written approval which may be given or withheld in Seller's sole discretion. Subject to the conditions set forth in this Section 10.4, Purchaser may assign its rights under this Agreement to a Permitted Assignee without the prior written consent of Seller. In the event that Purchaser desires to assign its rights under this Agreement to a Permitted Assignee, Purchaser shall send written notice to Seller at least five (5) business days prior to the effective date of such assignment stating the name and, if applicable, the constituent persons or entities of the Permitted Assignee. Such assignment shall not become effective until such Permitted Assignee executes an instrument reasonably satisfactory to Seller in form and substance whereby the Permitted Assignee expressly assumes each of the obligations of Purchaser under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money. No assignment shall release or otherwise receive Purchaser from any obligations hereunder. For purposes of this Section 10.4 the term "Permitted Assignee" shall mean any affiliate or advisee of Purchaser. Notwithstanding anything to the contrary contained herein, Purchaser shall not have the right to assign this Agreement to any assignee which, in the reasonable judgment of Seller, will cause the transaction contemplated hereby or any party thereto to violate the requirement of ERISA. In order to enable Seller to make such determination, Purchaser shall cause to be delivered to Seller such information as is requested by Seller with respect to a proposed assignee and the constituent persons or entities of any proposed assignee, including specifically, without limitation, any pension or profit-sharing plans related thereto.

         10.5 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

                           If to Seller:

                           c/o The Equitable Life Assurance Society of the United States
                           1290 Avenue of the Americas
                           New York, NY 10104
                           Attention:  Law Department - Real Estate
                           Telecopy:  212-707-7977

                           with a copy to:

                           Lend Lease Real Estate Investments, Inc.
                           Monarch Tower
                           3424 Peachtree Road, N.E.
                           Suite 800
                           Atlanta, GA  30326
                           Attention: Mark Hillis
                           Telecopy:  404-848-8905

                           Lend Lease Real Estate Investments, Inc.
                           1735 Market Street - Suite 4200
                           Mellon Bank Center
                           Philadelphia, PA  19103
                           Attention: Gary Prugh
                           Telecopy: 215-979-3707

                                       AND

                           Wolf, Block, Schorr and Solis-Cohen LLP
                           1650 Arch Street
                           Philadelphia, PA 19103
                           Attention:  James S. Burns
                           Telecopy: 215-977-2334

                           If to Purchaser:

                           c/o LaSalle Investment Management, Inc.
                           100 East Pratt Street
                           Baltimore, MD 21382
                           Attention: David L. Craine
                           Telecopy: 410-347-0612

                           with a copy to:

                           Hagan & Associates
                           200 East Randolph Drive
                           Suite 4322
                           Chicago, IL 60601
                           Attention: R. K. Hagan
                           Telecopy: 312-228-3994

         10.6 Binding Effect. This Agreement shall not be binding in any way upon Seller unless and until (a) Seller shall execute and deliver the same to Purchaser, (b) each stage of Seller's investment approval process has approved this transaction, and (c) Seller's Investment Committee has thereafter given its written approval thereof. If Seller has not given Purchaser written notice (the "Approval Notice") of such approvals on or before September 8, 1999 (the "Approval Deadline"), or if prior to the Approval Deadline Seller notifies Purchaser in writing that this Agreement has been disapproved by the persons or entities referred to in clauses (b) or (c) of the preceding sentence, then this Agreement shall be deemed terminated and Purchaser shall be entitled to the return of the Earnest Money. It is understood and agreed that at each stage of Seller's investment approval process, Seller or its investment advisor, Lend Lease Real Estate Investment, Inc., shall each have the right, in its unfettered discretion, to disapprove the transaction contemplated by this Agreement for any reason whatsoever, without obligation thereafter to proceed to the next stage of Seller's investment approval process. Seller's approval of this Agreement shall be evidenced only by both Seller's execution of this Agreement and Seller's sending of the Approval Notice to Purchaser prior to the Approval Deadline and, accordingly, Purchaser acknowledges and agrees that Purchaser cannot and will not rely upon any other statement or action of Seller or its representatives as evidence of Seller's approval of this Agreement or the subject matter hereof.

         10.7 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

         10.8 Tenant Notification Letters. Purchaser shall deliver to each and every tenant of the Property under a Lease thereof the notice required under
Section 4.2 (f). The provisions of this paragraph shall survive Closing.

         10.9 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., local time.

         10.10 Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

         10.11 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

         10.12 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 10. 12 shall survive Closing.

         10.13 Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

         10.14 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

         10.15 Applicable Law. This Agreement is performable in the state in which the Property is located and shall in all respects be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of such state. Seller and Purchaser hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the state in which the Property is located in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in the state in which the Property is located. Purchaser and Seller agree that the provisions of this section 10. 15 shall survive the Closing of the transaction contemplated by this Agreement.

         10.16 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

         10.17 Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

                  (a)  Exhibit A                 Legal Description of the Land
                  (b)  Exhibit B                 Personal Property
                  (c)  Exhibit C                 Lease Schedule
                  (d)  Exhibit D                 Operating Agreements Schedule
                  (e)  Exhibit E                 Tenant Estoppel Form
                  (f)  Exhibit F                 Security Deposits
                  (g)  Schedule 4.2(a)           Deed
                  (h)  Schedule 4.2(b)           Bill of Sale
                  (i)  Schedule 4.2(c)&(d)       Assignment
                  (j)  Schedule 4.2(f)           Tenant Notice
                  (k)  Schedule 4.2(i)           FIRPTA Affidavit
                  (l)  Schedule 4.3(c)           ERISA letter

         10.18 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

         10.19 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

         10.20 Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

         10.21 Survival. The provisions of this Article 10 and of the following Sections of this Agreement shall survive Closing or any termination of this Agreement prior thereto and shall not be merged into the execution and delivery of the Deed: 3. 1; 4.2(j); 4.4; 4.5; 5.3; 5.5; 5.6; Article VI; 8.1, 9.3, 10.1,
10.5; 10.8, 10.9; 10.12 and 10.15. The foregoing is in addition to and not in exclusion of any survival provisions elsewhere set forth in this Agreement.

         10.22 No Recordation. Neither this Agreement nor any memorandum of the terms hereof shall be recorded or otherwise placed of public record and any breach of this covenant shall, unless the party not placing same of record is otherwise in default hereunder, entitle the party not placing same of record to pursue its rights and remedies under Article VI.

         10.23 Limited Liability. The obligations of Seller arising by virtue of this Agreement shall be limited to the interest of Seller in the Property and the net sale proceeds thereof and resort shall not be held to any other assets of Seller.

         10.24 Waiver of Tender of Deed and Purchase Monies. The tender of an executed Deed by Seller and the tender by Purchaser of the portion of the Purchase Price payable at Closing are hereby mutually waived except as otherwise provided in Sections 4.2 and 4.3; provided, however, nothing herein contained shall be construed as a waiver of Seller's obligation to deliver the Deed and/or of the concurrent obligation of Purchaser to pay the Purchase Price payable at closing.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.


                                      SELLER:

                                      EML ASSOCIATES, a New York general
                                      partnership

                                      By:   ML/EQ REAL ESTATE PORTFOLIO, LP,
                                            its Managing Venturer

                                            By:   EREIM MANAGERS CORP., its
                                                  General Partner


                                                  By:
                                                     Name:
                                                     Title:

                                      PURCHASER:

                                      INCOME AND GROWTH FUND II, INC.


                                      By:
                                         Name:
                                         Title:

         Exhibit B

                                PERSONAL PROPERTY

                                    Exhibit C

                                 LEASE SCHEDULE

                                    Exhibit D

                          OPERATING AGREEMENTS SCHEDULE

                                    Exhibit E

         TENANT ESTOPPEL FORM

                                      __________________________________, 199

[PURCHASER]

Re: Lease dated ______________________________________________ ,199__
(the "Lease") executed between ______________________________________________
("Landlord"), and ("Tenant"), for those premises located at suite _________, in 16 [18] Sentry Parkway West, Blue Bell, PA.

Gentlemen:

         The undersigned Tenant understands that you or your assigns intend to acquire that property located at 16-18 Sentry Parkway West, Blue Bell, PA (the "Property") from EML Associates ("Seller"). The undersigned Tenant does hereby certify to you as follows:

         A. The Lease consists only of the documents identified in Items 1 and 2 on Schedule A attached hereto ("Schedule A").

         B. The Lease is in full force and effect and has not been modified, supplemented, or amended except as indicated in Item 2 on Schedule A.

         C. Tenant has not given Landlord written notice of any dispute between Landlord and Tenant or that Tenant considers Landlord in default under the Lease.

         D. Tenant does not claim any offsets or credits against rents payable under the Lease.

         E. Tenant has not paid a security or other deposit with respect to the Lease, except as shown on Item 3 of Schedule A.

         F. Tenant has fully paid rent on account of the month of _________, 1999; the current base rent under the Lease is shown on Item 4 of Schedule A.

         G. Tenant has not paid any rentals in advance except for the current month of ________, 1999.

         H. Tenant pays escalations above the base year of_________. Currently, Tenant pays the amount per month shown as Item 7 on Schedule A.

         I.    The term of the Lease will terminate on the date indicated in
               Item 4 on Schedule A.

         J. Except as shown in Item 6 on Schedule A, Tenant has no options to renew or extend the term of the Lease, right to terminate the Lease, right of first refusal or option to purchase the Property or any part thereof .


         This certificate may be relied upon by you, your mortgagee and Seller in completing the sale of the Property.

                                     Very truly yours,




                                     By:

                                     Title:

Schedule A

1.       Lease:

         Landlord:
         Tenant:    ____________________
         Suite #:   ____________________
         Date:      ____________________

2.       Modifications and/or Amendments

         (a)      Date:    ____________________
         (b)      Date:    ____________________
         (c)      Date:    ____________________

3.       Security Deposit
         (currently held by
         Landlord)         $____________________

4.       Monthly Base Rent
         for current term
         of Lease $____________________

5.       Commencement Date: ____________________
         Termination Date ______________________

6.       Right of First refusal        to Lease          to Purchase
         or option                     ___________       _____________
         (if none, state "None")
         If "yes", does such right or option still exist or has such right or option been exercised or waived?

         Still Exists_____          Exercised______           Waived______

7.       Right To Terminate _________

8.       Current Monthly Share of Common Operating Expenses: $_________

                                 Schedule 4.2(a)


                              SPECIAL WARRANTY DEED


KNOW ALL MEN BY THESE PRESENTS:

         THAT EML ASSOCIATES, a New York general partnership (hereinafter referred to as "Grantor"), for and in consideration of the sum of Twenty-Nine Million Three Hundred Thousand Dollars ($29,300,000.00) and other good and valuable consideration to it in hand paid by ____________, a ____________ (hereinafter referred to as "Grantee"), whose mailing address is____________, the receipt and sufficiency of which consideration are hereby acknowledged, and upon and subject to the exceptions, liens, encumbrances, terms and provisions hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in Montgomery County, Pennsylvania, described on Exhibit A attached hereto and made a part hereof for all purposes, together with all and singular the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in any wise appertaining thereto, and together with all improvements located thereon and any right, title and interest of Grantor in and to adjacent streets, alleys and rights-of-way (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements and interests being hereinafter referred to as the "Property").

         This conveyance is made subject to the agreements, easements and restrictions of public record (the "Permitted Exceptions").

         TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself and its successors, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.

         By acceptance of this Special Warranty Deed, Grantee assumes payment of all real property taxes on the Property for the year 1999 not due and payable as of the date hereof and subsequent years.

         IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor to be effective as of the day of _____________, 1999.



                                       EML ASSOCIATES, a New York general
                                       partnership

                                       By:   ML/EQ REAL ESTATE PORTFOLIO, LP,
                                             its Managing Venturer

                                             By:   EREIM MANAGERS CORP., its
                                                   General Partner


                                                   By:__________________________
                                                      Name:
                                                      Title:

STATE OF ______________________     :
                                    : SS.
COUNTY OF ____________________      :



         On the ___ day of September, 1999, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared _________, who acknowledge himself/herself to be a ____________ of EREIM Managers Corp., a corporation and the general partner of ML/EQ Real Estate Portfolio, LP, a limited partnership which is the managing venturer of EML ASSOCIATES, a New York general partnership, and that he/she being authorized to do so executed the foregoing instrument on behalf of the corporation as general partner of the managing venturer of such general partnership for the purposes therein contained and desired that it may be recorded.

         WITNESS my hand and seal the day and year aforesaid.


                                            ________________________________
                                            Notary Public

                                            My Commission Expires:

                                 Schedule 4.2(b)

                           BILL OF SALE AND ASSIGNMENT


         THAT this BILL OF SALE AND ASSIGNMENT (this "Bill of Sale") is made from EML ASSOCIATES, a New York general partnership ("Assignor") to ___________________________ , a ("Assignee").

                                    RECITALS


         A. Concurrently with the execution and delivery of this Bill of Sale, Assignor is conveying to Assignee, by Special Warranty Deed (the "Deed") that certain tract of land (the "Land") more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with the improvements located thereon (the "Improvements").

         B. Assignor desires to assign, transfer and convey to Assignee, and Assignee desires to obtain the Assigned Properties (as hereafter defined), subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the receipt of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby ASSIGN, SELL, TRANSFER, CONVEY, SET OVER, and DELIVER to Assignee the following (collectively, the "Assigned Properties"):

                  (a) The personal property owned by Assignor upon the Land or within the Improvements, including specifically, without limitation, heating, ventilation and air conditioning systems and equipment, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property (excluding cash) used in connection with the operation of the Land and the Improvements (collectively, the "Personal Property"); and

                  (b) All of Assignor's right, title and interest in and to all assignable warranties and guaranties (express or implied) issued in connection with the Improvements or the Personal Property, plans and specifications permits, licenses and certificates of occupancy (collectively, the "Warranties and Documents"); provided, however, that Assignor makes no representation or warranty with respect to the existence, availability or assignability of any Warranties and Documents.

     EXCEPT AS MAY BE OTHERWISE EXPRESSLY PROVIDED IN THE PURCHASE AND SALE
AGREEMENT DATED JULY ____ , 1999 BETWEEN ASSIGNOR AND ASSIGNEE [     ], ASSIGNOR
MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THE PERSONAL PROPERTY, AND THE SAME IS SOLD IN "AS IS, WHERE IS" CONDITION, WITH ALL FAULTS. BY EXECUTION OF THIS BILL OF SALE, ASSIGNEE AFFIRMS THAT IT HAS NOT RELIED ON ASSIGNOR'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PERSONAL PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT ASSIGNOR MAKES NO WARRANTY THAT THE PERSONAL PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE, AND THAT THE PERSONAL PROPERTY IS BEING SOLD TO ASSIGNEE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY.

     This Bill of Sale is made by Assignor and accepted by Assignee subject to the "Permitted Exceptions" described in the Deed, to the extent that same are validly existing and affect the Assigned Properties.

     TO HAVE AND TO HOLD the Assigned Properties unto Assignee, its successors and assigns, forever, and Assignor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND, all and singular, title to the Assigned Properties unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof by, through or under Assignor, but not otherwise, subject to the Permitted Exceptions described in the Deed.

     EXECUTED to be effective as of the ____________ day of September, 1999.

                                             ASSIGNOR:


                                       EML ASSOCIATES, a New York general
                                       partnership

                                       By:   ML/EQ REAL ESTATE PORTFOLIO, LP,
                                             its Managing Venturer

                                             By:   EREIM MANAGERS CORP., its
                                                   General Partner


                                                   By:__________________________
                                                      Name:
                                                      Title:

                                                Title:


                                    ASSIGNEE:
                                    ______________________________,


                                    a ____________________________


                                    By:__________________________


                                    Name:________________________


                                    Title:_______________________

                             Schedule 4.2(c) and (d)

                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS


         THAT this ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this "Assignment") is made by and between EML ASSOCIATES, a New York general partnership ("Assignor"), and ________________, a _______________ ("Assignee").

                                    RECITALS

         A. Concurrently with the execution and delivery of this Assignment, Assignor is conveying to Assignee by Special Warranty Deed (the "Deed") that certain tract of land (the "Land") more specifically described in Exhibit A attached hereto and made a part hereof for all purposes, together with the improvements located thereon (the "Improvements") and the personal property owned by Assignor upon the Land or within the Improvements (the "Personal Property").

         B. Assignor desires to assign, transfer and convey to Assignee, and Assignee desires to obtain, all of Assignor's right, title and interest in and to the Contracts (as hereinafter defined), subject to the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Assignor in hand paid by Assignee, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby SELL, ASSIGN, CONVEY, TRANSFER, SET-OVER and DELIVER unto Assignee all of Assignor's right, title and interest in and to the following (collectively, the "Contracts").

                  (a) all written agreements pursuant to which any portion of the Land or Improvements is used or occupied by anyone other than Assignor (collectively, the "Leases"), such Leases being more particularly described in Exhibit B attached hereto and made a part hereof; provided, however, that Assignor reserves and retains for itself all claims and causes of action accruing to Assignor with respect to the Leases prior to the effective date hereof subject to the terms of the Purchase and Sale Agreement dated July ___, 1999 between Assignor and ASSIGNEE [_______________] Seller and Purchaser ("Purchase Agreement"); and

                  (b) all assignable contracts and agreements relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, including specifically, without limitation, all service contracts, leasing commission agreements and assignable equipment leases (collectively, the "Operating Agreements") listed as Exhibit B attached hereto and made a part hereof; provided, however, that Assignor makes no representation or warranty with respect to the assignability of any of the Operating Agreements.

         This Assignment is made by Assignor and accepted by Assignee subject to the "Permitted Exceptions" described in the Deed, to the extent that same are validly existing and affect the Contracts.

         By execution of this Assignment, Assignee assumes and agrees to perform all of the covenants, agreements and obligations under the Contracts binding on Assignor or the Land, Improvements, or Personal Property (such covenants, agreements and obligations being herein collectively referred to as the "Contractual Obligations"), to the extent such Contractual Obligations accrue from and after the date of this Assignment. Without limiting the generality of the preceding sentence, Assignee acknowledges the receipt of the security deposits either credited to Assignee's account or delivered to Assignee pursuant to Section 4.4(b) of the Purchase Agreement and agrees to apply same in accordance with the terms of the Leases. Assignee hereby agrees to indemnify, hold harmless and defend Assignor from and against any and all third party obligations, liabilities, costs and claims (including reasonable attorney's fees) arising as a result of or with respect to any of the Contractual Obligations which accrue from and after the date of this Assignment.

         Assignor agrees to indemnify, hold harmless and defend Assignee from and against any and all third party obligations, liabilities, costs and claims (including reasonable attorney's fees) arising as a result of or with respect to any of the Contractual Obligations which arose or accrued prior to the date of this Assignment except as otherwise provided in the Purchase Agreement.

         ASSIGNEE ACKNOWLEDGES THAT IT HAS INSPECTED THE CONTRACTS AND THAT THIS ASSIGNMENT IS MADE BY ASSIGNOR AND ACCEPTED BY ASSIGNEE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, AND WITHOUT RECOURSE AGAINST ASSIGNOR, EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE PURCHASE AGREEMENT.

         Assignee agrees not to grant any extension or renewal of any of the Contracts, but shall, instead, provide for any extensions or renewals by means of new leases or new agreements which will contain no reference to Seller.

         TO HAVE AND TO HOLD all and singular the Contracts unto Assignee, its successors and assigns, and Assignor does hereby bind itself and its successors to WARRANT AND FOREVER defend all and singular the Contracts unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or attempting to claim the same, or any part thereof, by, through or under Assignor, but not otherwise, subject to the Permitted Exceptions described in the Deed.

          EXECUTED to be effective as of the __ day of September, 1999.


                                       ASSIGNOR:

                                       EML ASSOCIATES, a New York
                                       general partnership

                                       By: ML/EQ REAL ESTATE
                                           PORTFOLIO, LP, its Managing
                                           Venturer

                                       By: EREIM MANAGERS CORP.,
                                           its General Partner


                                       By:_____________________________
                                          Name:
                                          Title:

                                       ASSIGNEE:

                                       ________________________________,

                                       a ______________________________


                                       By:_____________________________

                                       Name:___________________________

                                       Title:__________________________

                                 Schedule 4.2(f)

                           TENANT NOTIFICATION LETTER

                                December __, 1998


[Name and Address of Tenant]

                  Re:      Sale of 16-18 Sentry Parkway, Blue Bell, PA

Gentlemen:

                  Please be advised that _______________ ("Purchaser") has purchased the captioned property, in which you occupy space as a tenant pursuant to a lease dated _____, 199__ (the "Lease), from EML Associates ("EML"), the previous owner thereof. In connection with such purchase, EML has assigned its interest as landlord in the Lease to Purchaser and has transferred your security deposit in the amount of $ (the "Security Deposit") to Purchaser. Purchaser specifically acknowledges the receipt of and responsibility for the Security Deposit, the intent of Purchaser and EML being to relieve EML of any liability for the return of the Security Deposit.

                  All rental and other payments that become due subsequent to the date hereof should be payable to _______________ and should be addressed as follows:

                           _________________________
                           _________________________
                           _________________________

                  In addition, all notices from you to the landlord concerning any matter relating to your tenancy should be sent to _________________________ at the following address.

                                       Very truly yours,


                                       [NAME OF PURCHASER]


                                       By:_______________________________

                                       Name: ______________________________

                                       Title:______________________________

                                       EML ASSOCIATES, a New York general
                                       partnership

                                       By: ML/EQ REAL ESTATE PORTFOLIO, LP,
                                           its Managing Venturer

                                       By: EREIM MANAGERS CORP., its
                                           General Partner


                                       By:_________________________________
                                          Name:
                                          Title:

                                 Schedule 4.2(i)


                                FIRPTA AFFIDAVIT


KNOW ALL MEN BY THESE PRESENTS:

   Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform _______________, a _______________ ("Transferee"), that withholding of tax is not required upon the disposition of a U.S. real property interest by EML Associates ("Transferor"), the undersigned hereby certifies as follows:

   1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

   2.   Transferor's U.S. employer identification number is: # _______________;

   3. Transferor's office address is 1290 Avenue of the Americas, New York, New York 10019.

   Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

   Under penalties of perjury, the undersigned, in the capacity set forth below, hereby declares that he has examined this certification and to the best of his knowledge and belief it is true, correct, and complete, and the undersigned further declares that he has authority to sign this document in such capacity.

             EXECUTED effective as of the _____ day of September, 1999.



                                       EML ASSOCIATES, a New York general
                                       partnership

                                       By:   ML/EQ REAL ESTATE PORTFOLIO, LP,
                                             its Managing Venturer

                                             By:   EREIM MANAGERS CORP., its
                                                   General Partner


                                                   By:__________________________
                                                      Name:
                                                      Title:


     SWORN TO AND SUBSCRIBED BEFORE ME this ______ day of September, 1999.




                                       Notary Public in and for the
                                       State of ________________


                                       [Printed or Typed Name of Notary]

                                       My Commission Expires:

                                 Schedule 4.3(c)

                                 ERISA STATEMENT

                                                     September __, 1999


EML Associates
1290 Avenue of the Americas
New York, New York  10019

                  Re:  Sale of 16-18 Sentry West Parkway, Blue Bell, PA

Gentlemen:

                  In connection with the sale of the above captioned property (the "Property") more particularly described on Exhibit A attached hereto by EML Associates to _______________, a _______________, the undersigned hereby represents and certifies that (i) it is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and (ii) that it is a Real Estate Operating Company under ERISA and the regulations promulgated thereunder.

                                      Very truly yours,

                                      _________________________________
                                      a


                                      By: ______________________________

                                      Name:_____________________________

                                      Title:____________________________

                                 FIRST AMENDMENT
                         TO PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT made as of the 29th day of September, 1999 by and between EML ASSOCIATES ("Seller") and INCOME AND GROWTH FUND II, INC. ("Purchaser").

                            BACKGROUND OF TRANSACTION

         A. Seller and Purchaser entered into a Purchase and Sale Agreement dated as of August 20, 1999 ("Purchase Agreement").

         B. Seller and Purchaser desire to amend certain provisions of the Purchase Agreement as set forth below.

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

         1. Reference is made to an Extension Notice given by Purchaser to Seller on September 22, 1999, a copy of which is attached hereto as Exhibit A. ("Extension Notice").

         2. Purchaser hereby rescinds its disapproval of the tenant estoppel certificate for Mathieson, Atken, Jemison LLP ("Mathiesan") and hereby approves that tenant estoppel certificate. In consideration for Purchaser's approval of it, Seller agrees to credit to Purchaser at Closing the sum of $20,000, and Purchaser agrees that Purchaser is obligated to perform all future refurbishing work required under the Mathieson lease.

         3. Purchaser hereby rescinds its disapproval of the Acme Hardesty Inc. ("Acme") tenant estoppel certificate, and Purchaser hereby approves it. In consideration of Purchaser's approval of the Acme tenant estoppel certificate, Seller hereby agree to credit to Purchaser at Closing the sum of $14,364 and Purchaser agrees that Purchaser is obligated to perform all future refurbishing work required under the Acme lease.

         4. Purchaser has approved the tenant estoppel certificates set forth on Exhibit B.

         5. Seller hereby acknowledges that Purchaser has validly exercised its Extension Notice and that Closing is now set for October 28, 1999.

         6. Purchaser agrees that to Purchaser's actual knowledge, Seller has complied to date with Seller's obligations under the Purchase Agreement.

         7. If TPA asserts that it is entitled to a credit of $16,020.80 pursuant to an April 21, 1999 memo to TPA Inc. attached hereto as Exhibit C, Seller and Buyer want to agree who will be responsible for such purported claim. Seller hereby agrees to credit to Purchaser at Closing the sum of $8,000, and Purchaser agrees that Purchaser will be responsible for payment of any remaining tenant improvement allowance which TPA Inc. may successfully assert up to $16,020.80. If TPA Inc. does not assert a claim, Purchaser will nevertheless retain the $8,000 credit.

         8. Except as expressly amended hereby, the terms of the Purchase Agreement shall remain in full force and effect without modification.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                    SELLER:

                                    EML ASSOCIATES, a New York general
                                    partnership

                                    By:      ML/EQ REAL ESTATE PORTFOLIO, LP,
                                             its Managing Venturer

                                             By:      EREIM MANAGERS CORP., its
                                                      General Partner


                                                      By:
                                                          Name:
                                                          Title:

                                    PURCHASER:

                                    INCOME AND GROWTH FUND II, INC.


                                    By:
                                        Name:
                                        Title: